David  T.
Thomson  P.C.
Certified  Public  Accountant
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                        CONSENT OF INDEPENDENT ACCOUNTANT



To  the  Board  of  Directors
Shoreside  Investments,  Inc.

I have issued my report dated March 24, 3003, accompanying the financial statements of Shoreside Investments, Inc. included in the Registration Statement Form SB-2 Amendment No. 2 and the related prospectus.

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.

David  T.  Thomson  P.C.

/s/  David  T.  Thomson  P.C.
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Salt  Lake  City,  Utah
April  9,  2003